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                                                                     EXHIBIT 5.1


                   [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP]



                                  July 28, 2000

The First Years Inc.
One Kiddie Drive
Avon, MA  02322

Ladies and Gentlemen:

         Re:  Registration Statement on Form S-8
              ----------------------------------

     This opinion is delivered in our capacity as counsel to The First Years Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 300,000 shares of Common Stock, par value $0.10 per share (the "Registered Shares"), which the Company may issue pursuant to its 1993 Stock Option Plan for Directors (the "Plan").

     As counsel for the Company, we have examined a copy of the Plan and the Company's Restated Articles of Organization and the Company's Amended By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

     Based on the foregoing, we are of the opinion that, upon the issuance and delivery of the Registered Shares against payment therefor in accordance with the terms of the Plan and any agreement thereunder, the Registered Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

     The foregoing assumes all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of The Nasdaq Stock Market, Inc.

     We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.



                                              Very truly yours,

                                              /s/Goodwin, Procter & Hoar LLP

                                              GOODWIN, PROCTER & HOAR  LLP